                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                        BINDVIEW DEVELOPMENT CORPORATION
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1. Title of each class of securities to which transaction applies:
         2.      Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         4.      Proposed maximum aggregate value of transaction:
         5.      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.      Amount Previously Paid:
         2.      Form, Schedule or Registration Statement No.:
         3.      Filing Party:
         4.      Date Filed:

                     BINDVIEW DEVELOPMENT CORPORATION LOGO

                                 April 30, 1999

Dear Fellow Shareholder:

     I am pleased to invite you to attend BindView Development Corporation's 1999 Annual Shareholders' Meeting. We will hold the meeting at 9:00 a.m. on Friday, June 4,1999, at the Houston City Club located at One City Club Drive, Nine Greenway Plaza, Houston, Texas 77046.

     Following this letter you will find the formal Notice of Meeting, which lists the matters to be considered at the meeting, and a proxy statement, which describes those matters. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 1998 Annual Report. We encourage you to read these materials.

     Your vote is important. PLEASE COMPLETE AND MAIL YOUR PROXY CARD PROMPTLY,whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

     The board of directors recommends that you approve the proposal described in the attached proxy statement.

     Thank you for your cooperation. The rest of the board of directors and I look forward to seeing you at the meeting.

                                            Very truly yours,

                                            Eric J. Pulaski
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                        BINDVIEW DEVELOPMENT CORPORATION
                          5151 SAN FELIPE, 22ND FLOOR
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 4, 1999

To the Shareholders:

     The 1999 Annual Meeting of the Shareholders of BindView Development Corporation will be held on Friday, June 4, 1999, at 9:00 a.m. at the Houston City Club located at One City Club Drive, Nine Greenway Plaza, Houston, Texas 77046.

     The purposes of the Annual Meeting are:

          (1) To elect one director;

          (2) To consider and vote on a proposal to approve the BindView Development Corporation 1999 Employee Stock Purchase Plan pursuant to which an aggregate of 500,000 shares of Common Stock would be available for issuance under the Plan.

          (3) To transact any other business that may properly come before the meeting.

     You must be a shareholder of record at the close of business on April 23, 1999, to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Regardless of whether you will attend, please vote by signing and returning the enclosed proxy as promptly as possible. Mailing your proxy will not prevent you from voting in person at the meeting.

     Your proxy is solicited by and behalf of the Board of Directors.

                                            By Order of the Board of Directors,

                                            Eric J. Pulaski
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Houston, Texas
April 30, 1999

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                        BINDVIEW DEVELOPMENT CORPORATION

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BindView Development Corporation, a Texas Corporation, for use at the Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m. on Friday, June 4, 1999, at the Houston City Club located at One City Club Drive, Nine Greenway Plaza, Houston, Texas 77046.

     You are entitled to vote at that meeting if you were a holder of record of BindView Development Corporation common stock at the close of business on April 23, 1999. On April 30, 1999, we began mailing to shareholders entitled to vote at the meeting a proxy card, this proxy statement and our 1998 Annual Report. On April 23, 1999, there were 22,468,252 shares of BindView Development Corporation common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

     Your proxy card will appoint Eric J. Pulaski and Scott R. Plantowsky as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares FOR the election of the director nominee named in this proxy statement and FOR the proposal to approve the Employee Stock Purchase Plan.

     Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted at the meeting. To revoke:

     - Deliver a signed written revocation letter, dated later than the proxy, to the Company, attention: Shanoop Kothari.

     - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

     The enclosed form of proxy provides a means for you to vote for the director nominee listed in this proxy statement or to withhold authority to vote for such nominee and to vote for or against the proposed BindView 1999 Employee Stock Purchase Plan or to withhold authority to vote for that proposal.

     The board of directors expects the nominee named in this proxy statement to be available for election. If the nominee is not available, and you have submitted a signed and dated proxy card that does not withhold authority to vote for the nominee, the proxy holders may vote your shares for a substitute.

     We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

     Representatives of Chase Mellon Shareholder Services L.L.C., the transfer agent and registrar for the common stock, will act as the independent inspector of election.

                        PROPOSAL 1: ELECTION OF DIRECTOR

     At the meeting, the shareholders will elect one director. The board of directors is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of shareholders.

     The director in Class I, whose term expires at the meeting, is Richard A. Hosley II. Mr. Hosley is nominated to serve in Class I for another term expiring at the 2002 Annual Meeting of Shareholders. The directors in Class II are serving terms that expire at the 2000 Annual Meeting of Shareholders. The directors in Class III are serving terms that expire at the 2001 Annual Meeting of Shareholders.

     The nominee who receives the most votes will be elected to the open directorship even if he or she receives less than a majority of the votes cast. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and will not effect the outcome of the election.

     The following table sets forth information regarding the director nominees and directors whose terms will continue following the meeting.

                               NOMINEE FOR ELECTION FOR CLASS I
                  (TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS)
                                         AGE                  POSITION                   SINCE
                                         ---                  --------                   -----
Richard A. Hosley II                     54    Director                                  1998

CLASS II DIRECTORS
  (TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS)
John J. Moores(a)(b)                     54    Director                                  1997
Scott R. Plantowsky                      35    Vice President and Chief Financial        1997
                                               Officer

CLASS III DIRECTORS
  (TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS)
Peter L. Bloom(a)(b)                     41    Director                                  1997
Eric J. Pulaski                          35    Chairman of the Board, President and      1990
                                               Chief Executive Officer

---------------

(a)  Member of the Audit Committee.

(b)  Member of the Compensation Committee.

BACKGROUND OF NOMINEE

     Richard A. Hosley II has served as a Director of the Company since January 1998. Since October 1990, Mr. Hosley has been a private investor. From 1980 to 1990, Mr. Hosley was employed by BMC Software, Inc. ("BMC"), where he held a variety of positions including Vice President of Sales and Marketing, President, Chief Executive Officer and Vice Chairman. Prior to joining BMC, Mr. Hosley was employed by IBM. Mr. Hosley serves as a director of Logic Works, Inc., a database design software company, and Peregrine Systems, Inc. Mr. Hosley holds a B.A. in Economics from Texas A&M University.

BACKGROUND OF DIRECTORS

     John J. Moores has served as a Director of the Company since October 1997. In 1980, Mr. Moores founded BMC, a vendor of system software utilities for IBM mainframe computing environments. Mr. Moores served as BMC's President and Chief Executive Officer from 1980 to 1986 and as Chairman of the Board of Directors from 1980 to 1992. Prior to that, Mr. Moores was employed by IBM and Shell Oil Corporation in various MIS positions. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. Mr. Moores also serves as Chairman of the Board of Peregrine Systems, Inc., a publicly held infrastructure management software company, and numerous privately held companies. Mr. Moores holds a B.S. in Economics and J.D. from the University of Houston.

     Scott R. Plantowsky has served as the Company's Vice President and Chief Financial Officer since September 1993. Mr. Plantowsky has been a Director of the Company since October 1997. From January 1986 to August 1993, Mr. Plantowsky was Vice President and General Manger for Plantowsky's Furniture, a Houston retail furniture chain. Mr. Plantowsky is currently a General Partner in Century Development's Student Furniture Partnerships and is a Director of SSP Properties, a real estate holding company based in Corpus Christi, Texas. Mr. Plantowsky holds a B.B.A. in Finance from the University of Texas at Austin.

     Peter L. Bloom has served as a Director of the Company since October 1997. Mr. Bloom is a Managing Member of General Atlantic Partners, LLC, a private equity firm that invests globally in software services and related information technology companies. Prior to joining General Atlantic Partners, LLC in 1996, Mr. Bloom spent 13 years at Salomon Brothers, an investment banking firm, where he last was the Managing Director of Salomon's U.S. Technology Division. Mr. Bloom is a Special Advisor to the Board of Directors of E-TRADE Securities, Inc. and a board member of a number of private companies. Mr. Bloom holds a B.A. in Computer Studies and Economics from Northwestern University.

     Eric J. Pulaski founded the Company in May 1990 and has served as the Company's Chairman, President and Chief Executive Officer and as a Director since its inception. Prior to founding the Company, Mr. Pulaski was employed as Director of the Advanced Services Division of Network Resources, Inc., a Houston-based systems integration firm. Mr. Pulaski holds a B.A. in Humanities from the University of Texas at Austin.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The board of directors has an Audit Committee and Compensation Committee. During the fiscal year ended December 31, 1998, the Board of Directors met seven times, the Audit Committee met once and the Compensation Committee met once. Each director attended, in person or by telephone, all meetings held by the board of directors and by the committees on which the director served.

     Audit Committee. Mr. Bloom and Mr. Moores are the current members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Compensation Committee. Mr. Bloom and Mr. Moores are the current members of the Compensation Committee. The Compensation Committee recommends to the entire board the compensation to be paid to officers and key employees of the company and the compensation of members of the board of directors. The compensation committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards.

COMPENSATION OF DIRECTORS

     The Company reimburses each member of the Company's Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Except for Richard A. Hosley II, no member of the Company's Board of Directors currently receives any additional cash compensation. Mr. Hosley receives $1,000 per board meeting attended. The Company has granted each of John J. Moores, Richard A. Hosley II and Peter L. Bloom options to acquire 50,000 shares of Common Stock at an exercise price of $3.85 per share under the Company's 1998 Non-Employee Directors Stock Option Plan. All such options vest in annual installments over five years, except that they vest in full if the Company is subject to a change in control (as defined in such Plan) and in the event of the optionee's death or disability. Such options expire ten years from the date of grant or, if earlier, 90 days after the optionee ceases to be a director or 12 months after the optionee's death.

             OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 1999 with respect to (a) persons known to the Company to be beneficial owners of five percent or more of the outstanding shares of the company's common stock, (b) the Named Executive Officers identified in the Summary of Executive Compensation appearing elsewhere in this proxy statement and the directors of the Company and
(c) all executive officers and directors of the Company as a group. Unless otherwise noted, the Company believes that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

BENEFICIAL OWNER                                                SHARES     PERCENTAGE(1)
----------------                                              ----------   -------------
Eric J. Pulaski.............................................   5,274,900       23.5%
General Atlantic Partners, LLC(2)...........................   2,910,437       13.0
Pilgrim Baxter & Associates, Ltd.(3)........................   1,616,400        7.2
JMI Equity Fund III, LP(4)..................................   1,415,221        6.3
Scott R. Plantowsky(5)......................................   1,232,662        5.4
Christopher J. Sole(6)......................................     493,685        2.2
David E. Pulaski(7).........................................     525,702        2.3
Nadeem Ghias(8).............................................     292,262        1.3
Richard A. Hosley II(9).....................................      10,000      *
John J. Moores(9)...........................................      10,000      *
Peter L. Bloom(2)(9)........................................   2,920,437       13.0
All executive officers, directors and nominees as a
  group(10).................................................  10,759,648       46.5%

---------------

  *  Less than 1%

 (1) In accordance with the guidelines of the Securities and Exchange Commission (the "Commission"), each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and that are exercisable within 60 days have been exercised.

 (2) Based on a Schedule 13D filed with the Commission on January 12, 1999, these shares are beneficially owned by each of General Atlantic Partners 44, L.P. ("GAP 44"), General Atlantic Partners, LLC ("GAP") and GAP Coinvestment Partners, L.P. ("GAPCO", and collectively with GAP 44 and GAP, the "GAP Entities"). The GAP Entities share the voting and dispositive power of these shares. The business address of each of the GAP Entities is 3 Pickwick Plaza, Greenwich, Connecticut 06830. Peter L. Bloom is a managing member of GAP and a general partner of GAPCO. Mr. Bloom disclaims beneficial ownership of such securities, and inclusion in this table shall not be an admission of beneficial interest.

 (3) In a Schedule 13G filed with the Commission on February 9, 1999, Pilgrim Baxter & Associates, Ltd. reports sole dispositive power with respect to all of these shares and sole voting power with respect to 1,324,600 of these shares. The business address of Pilgrim Baxter & Associates, Ltd. is 825 Duportail Road, Wayne, PA 19087.

 (4) Based on a Schedule 13D filed with the Commission on February 16, 1999. The business address of JMI Equity Fund III, L.P. is 1119 St. Paul Street, Baltimore, Maryland 21202.

 (5) Includes 371,250 shares of common stock issuable upon the exercise of outstanding stock options. Also includes 5,000 shares held by Mr. Plantowsky, Custodian for Hannah Plantowsky.

 (6) Includes 286,493 shares of common stock issuable upon the exercise of outstanding stock options. Mr. Sole left the Company effective January 1999.

 (7) Includes 7,500 shares of common stock issuable upon exercise of outstanding stock options. Also includes 125,000 shares held by Mr. Pulaski, Trustee of the Pulaski Family Charitable Remainder Trust.

 (8) Includes 21,762 shares of common stock issuable upon the exercise of outstanding stock options. Mr. Ghias left the Company effective April 1999.

 (9) Includes 10,000 shares of common stock issuable upon exercise of outstanding stock options.

(10) See notes (5) through (9) to this table. Includes an aggregate of 717,005 shares of common stock issuable upon the exercise of outstanding stock options.

                      EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth the names and backgrounds of the Company's executive officers and certain key employees.

NAME                                     AGE                   POSITION
----                                     ---                   --------
Eric J. Pulaski........................  35    Chairman of the Board, President and
                                                 Chief Executive Officer
Scott R. Plantowsky....................  35    Vice President and Chief Financial
                                               Officer
David E. Pulaski.......................  30    Vice President of Sales
Marc R. Camm...........................  37    Vice President of Marketing
Paul J. Cormier........................  42    Vice President of Research & Development
Jeffrey E. Margolis....................  36    Vice President of Business Development
Mark A. Miller.........................  29    Vice President of Technical Services

     For further information regarding Mr. Eric J. Pulaski's and Mr. Plantowsky's background, see "Background of Directors".

     David E. Pulaski has served as the Company's Vice President of Sales since January 1998. From July 1995 to January 1998, Mr. Pulaski was Director of Domestic Sales for the Company. From February 1993 to July 1995, Mr. Pulaski served the Company as a sales Representative and then as sales manager. Prior to joining the Company in February 1993, Mr. Pulaski was a licensed securities broker for Paine Webber and Lehman Brothers. Mr. Pulaski is the brother of Eric
J. Pulaski.

     Marc R. Camm joined the Company as the Vice President of Marketing in connection with the Company's acquisition of Netect Ltd. in March 1999. Mr. Camm had served as Executive Vice President of Marketing for Netect since July 1997. Prior to joining Netect, Mr. Camm was a general manager of Symantec Corporation from 1994 to 1997. Prior to that, Mr. Camm was the systems group product manager for Microsoft Canada Co.

     Paul J. Cormier joined the Company as the Vice President of Research and Development in connection with the Company's acquisition of Netect Ltd. in March 1999. Mr. Cormier had served as Vice President of Research & Development and Chief Technology Officer of Netect since September 1998. Prior to joining Netect, Mr. Cormier was the Director of Software Engineering for Digital's Internet Software group, which later became AltaVista.

     Jeffrey E. Margolis currently serves as Vice President of Business Development for the Company. Mr. Margolis is responsible for corporate and technology acquisitions, licensing and partnering agreements as well as other corporate matters. Prior to joining the Company, Mr. Margolis worked in investment banking, merchant banking, venture capital and financial services in Houston, Texas and New York.

     Mark A. Miller has served as the Company's Vice President of Technical Services since January 1999. Mr. Miller oversees information systems, technical support and professional services departments. Mr. Miller also serves as the operations manager for the Company's outside development facilities. From March 1997 to January 1999, Mr. Miller served as Director of Technical Services for the Company. And from April 1995 to March 1996, Mr. Miller was a Technical Support Representative for the Company. Prior to joining the Company, Mr. Miller served on active duty in the United States Air Force from October 1989 to March 1995 where he held a variety of positions, including Manager of an Air Force Base help desk, Data Base Administrator, Systems Analyst and Manager and Main Frame operator.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of The Board of Directors (the "Committee"), which is composed of non-employee directors, has furnished the following report on executive compensation.

  Executive Compensation Program

     Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the company's successful financial performance and for increasing shareholder value. The Company's compensation program consists of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other comparable companies.

     Base Salary: Prior to the Company's initial public offering, and prior to the formation of the Compensation Committee, the company entered into employment agreements with Scott R. Plantowsky, Christopher J. Sole, David E. Pulaski and Nadeem Ghias. The fiscal 1998 base salary for these executives was based on the individual executives employment agreement. The compensation committee has the authority to adjust these base salaries, but to date they have not been adjusted. The fiscal 1998 base salary for Eric J. Pulaski was based on his position, responsibility, level of experience, and individual and Company performance.

     Annual Performance Bonuses: Total compensation for executives also includes cash bonuses. The fiscal 1998 cash bonus awards were based on the Company's revenue growth and profitability as well as each individual's position, responsibility and level of experience.

     Stock Options: Total compensation for executives also includes long term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's management and shareholders due to the fact that an option holder realizes gains only if the stock price increases over the fair market value at the date of grant and the option holder exercises their option. In determining the amount of such grants, we evaluate the position of the employee, responsibility of the employee, and individual and Company performance. All options are granted at 100% of fair market value at the date of grant. The long-term value realized by management through option exercises can be directly linked to the enhancement of shareholder value.

                                            COMPENSATION COMMITTEE:
                                            Peter L. Bloom
                                            John J. Moores

SUMMARY OF EXECUTIVE COMPENSATION

     The following table summarizes compensation information concerning the Chief Executive Officer and each of the Company's four most highly compensated executive officers serving as of December 31, 1998, based on compensation earned during the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                        -----------------------
                                                 ANNUAL COMPENSATION    RESTRICTED   SECURITIES    ALL OTHER
                                                 --------------------     STOCK      UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR   SALARY($)   BONUS($)   AWARDS($)    OPTIONS(#)      ($)(1)
---------------------------               ----   ---------   --------   ----------   ----------   ------------
Eric J. Pulaski.........................  1998    148,125     66,508           --           --       10,000
  President and Chief Executive Officer   1997    141,000     36,044           --           --        9,500
                                          1996    136,000         --           --           --        4,080
Scott R. Plantowsky.....................  1998    110,000    104,164           --           --       10,000
  Chief Financial Officer                 1997    110,000    113,179    1,335,000    1,500,000        9,500
                                          1996    107,917     20,800           --           --        3,862
Christopher J. Sole.....................  1998    110,000     76,704           --           --       10,000
  Former Vice President, Chief            1997    110,000     83,301           --       69,997        9,054
  Operating Officer(2)                    1996     68,750     15,000           --      647,325           --
David E. Pulaski........................  1998     96,000    136,774           --       37,500        8,010
  Vice President of Sales                 1997     65,000    121,225    1,335,000      187,500        9,500
                                          1996     63,583     27,400           --           --        2,730
Nadeem Ghias............................  1998    114,950    105,909           --       32,500       10,000
  Former Vice President of                1997    114,950     83,455      231,400       97,500        9,500
  Research & Development(3)               1996    111,444     21,800           --           --        3,997

---------------

(1) "All other compensation" for the year ended December 31, 1998, includes Company contributions to the BindView Development Corporation 401(k) Profit Sharing Plan.

(2) Mr. Sole left the Company effective January 1999. Excludes 209,903 unvested options granted in 1997 that expired when Mr. Sole left the Company.

(3) Mr. Ghias left the Company effective April 1999. Excludes 167,500 unvested options granted in 1998 that expired when Mr. Ghias left the Company.

OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 1998

     This table sets forth information concerning individual grants of stock options made during the year ended December 31, 1998, to each of the Named Executive Officers.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                 SHARES OF                                                 STOCK PRICE
                                   COMMON      PERCENT OF                                APPRECIATION FOR
                                   STOCK      TOTAL OPTIONS   EXERCISE                    OPTION TERM(1)
                                 UNDERLYING    GRANTED TO     PRICE PER                --------------------
NAME                             OPTIONS(#)     EMPLOYEES     SHARE($)    EXPIRATION    5%($)      10%($)
----                             ----------   -------------   ---------   ----------   --------   ---------
Eric J. Pulaski................        --           --               --        --           --          --
Scott R. Plantowsky............        --           --               --        --           --          --
Christopher J. Sole(2).........        --           --               --        --           --          --
David E. Pulaski...............    37,500          2.8             3.85      1/08       90,797     230,097
Nadeem Ghias(3)................    32,500          2.4             4.48      3/08       91,567     232,049

---------------

(1) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Commission's regulations. The Company does not represent that the common stock will appreciate at these assumed rates.

(2) Mr. Sole left the Company effective January 1999.

(3) Mr. Ghias left the Company effective April 1999. Excludes 167,500 unvested options granted in 1998 that expired when Mr. Ghias left the Company.

OPTIONS EXERCISES AND FISCAL YEAR END OPTION VALUES

     This table shows all stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1998, and the number and value of options they held at fiscal year end.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            SHARES                          DECEMBER 31, 1998(#)         DECEMBER 31, 1998($)(2)
                          ACQUIRED ON   VALUE REALIZED   ---------------------------   ---------------------------
NAME                      EXERCISE(#)       ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------------   -----------   -------------   -----------   -------------
Eric J. Pulaski.........         --              --             --             --              --             --
Scott R. Plantowsky.....    472,500       2,577,006        261,875        328,125       6,620,680      8,583,750
Christopher J. Sole
  (3)...................    240,832       3,225,333        476,490        209,903      12,098,624      5,174,529
David E. Pulaski........    187,500       2,137,875             --         37,500              --        886,950
Nadeem Ghias(4).........      5,378         118,501         99,262        192,500       2,434,742      3,534,350

---------------

(1) The value realized equals the difference between the option exercise price and the closing price of BindView stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2) The value of the unexercised in-the-money options equals the difference between the option exercise price and the closing price of BindView stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of BindView stock on December 31, 1998, as reported on the Nasdaq Stock Market was $27.50.

(3) Mr. Sole left the Company effective January 1999.

(4) Mr. Ghias left the Company effective April 1999.

COMMON STOCK PERFORMANCE COMPARISONS

     The following performance graph compares the performance of the Common Stock on an indexed basis to the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at July 24, 1998, the effective date of the Company's initial public offering, and that all dividends were reinvested.
                                   LINE GRAPH

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under that act.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Scott R. Plantowsky and David E. Pulaski. Mr. Plantowsky's employment agreement remains in effect until January 1, 2000, or until such agreement is terminated by Mr. Plantowsky upon 60 days' notice, subject to the Company's right to terminate the agreement immediately for cause or Mr. Plantowsky's death. In connection with Mr. Plantowsky's employment, Mr. Plantowsky received, among other things, a nonstatutory stock option to purchase 875,000 shares of the Company's Common Stock that vest over a three-year period from April 1997. Under this option, if Mr. Plantowsky's employment is terminated for any reason other than for cause, including a constructive termination, the Company is obligated to either (i) pay Mr. Plantowsky $1 million and one-half of his then unvested shares shall immediately vest or (ii) cause all of Mr. Plantowsky's shares to immediately vest. Mr. Plantowsky's annual salary is currently $110,000, subject to review by the Compensation Committee. Mr. Plantowsky is also eligible to receive annual cash bonuses, stock option grants and other awards under the Company's existing stock plans, by and at the discretion of the Compensation Committee. In addition, in the event that Mr. Plantowsky's employment with the Company is terminated for cause or Mr. Plantowsky resigns, in either case prior to January 1, 1999, July 1, 1999 or January 1, 2000, then the Company shall have the option to purchase up to 164,062 shares, 109,375 shares and 54,687 shares, respectively, of Common Stock from Mr. Plantowsky at a price per share of $2.85. Mr. Plantowsky is prohibited from (i) directly or indirectly engaging in the same or similar business activities to those carried on by the Company and (ii) soliciting customers of the Company for a period of two years after Mr. Plantowsky's termination.

     David E. Pulaski's employment agreement remains in effect until such agreement is terminated by Mr. Pulaski upon two weeks' notice, subject to the Company's right to terminate the agreement immediately for cause or Mr. Pulaski's death. Mr. Pulaski's annual salary is currently $125,000, subject to review by the Compensation Committee. Mr. Pulaski is also eligible to receive annual cash bonuses, stock option grants and other awards under the Company's existing stock plans, by and at the discretion of the Compensation Committee. Mr. Pulaski is prohibited from (i) directly or indirectly engaging in the same or similar business activities to those carried on by the Company and (ii) soliciting customers of the Company for a period of 12 months at Mr. Pulaski's termination.

     The Company also maintains employment/confidentiality agreements with substantially all of its employees. Such agreements are not for a specific term and are generally terminable at will by the Company, subject to the obligation of the Company to pay the employee an amount equal to accrued vacation time and severance pay in the amount of at least one-half month's salary. These agreements provide for annual base salaries, other benefits, such as vacation and sick leave, and non-compete and confidentiality agreements. The employees who are parties to these agreements are also entitled to bonuses based on achieving targets to be set by the Company's Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter L. Bloom, a director of the Company, is a member of the Compensation Committee of the Board of Directors. Mr. Bloom is a managing member of GAP and a general partner of GAPCO.

            PROPOSAL 2: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

     At the meeting, the shareholders of the Company will be asked to vote upon a proposal to approve the Employee Stock Purchase Plan. The text of the proposed Employee Stock Purchase Plan is set forth in full in Annex A to this proxy statement. The Employee Stock Purchase Plan allows eligible employees to authorize payroll deductions for the periodic purchase of Company Common Stock at a discount.

REASONS FOR THE EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees. Providing our employees an opportunity to hold an equity interest in the Company assists us in retaining management and key employees, which is critical to our success.

CERTAIN CONSIDERATIONS

     Shareholders should note that certain disadvantages may result from the adoption of the Employee Stock Purchase Plan, including a reduction in their interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share, if shares of Common Stock are acquired under the Plan.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following summary does not purport to be a complete description of the Employee Stock Purchase Plan and is qualified in its entirety by reference to the plan, which is attached as Annex A to this proxy statement.

     The Board of Directors adopted the Employee Stock Purchase Plan in April 1999, subject to approval by the shareholders of the Company. The Employee Stock Purchase Plan provides for the grant of options to all eligible employees to purchase shares of the Company's stock. Such options may be exercised on the last day of the applicable offering period for which such options were granted and only with funds accumulated through payroll deductions of between 1% and 10% of an eligible employee's compensation. Except as may be otherwise determined by the committee and announced to employees prior to an offering period, the maximum number of shares of common stock for which each eligible employee may be granted an option during an offering period will be determined by dividing $12,500 (reduced proportionately for an offering period of less than six months) by the fair market of value of a share of the Company's stock on the first day of the offering period. The price to be paid for each share of common stock upon exercise of an option shall be the lesser of (i) 85% of the fair market value on the date of grant of the option or (ii) 85% of the fair market value on the date of exercise. Eligible employees include any employee working more than 20 hours per week. The purposes of the Employee Stock Purchase Plan are to attract and retain the services of experienced and knowledgeable employees and to provide an incentive for such employees to increase their proprietary interests in the Company's long-term success and progress. The Employee Stock Purchase Plan will be administered by a committee appointed by the Board of Directors.

     Under the Employee Stock Purchase Plan, an aggregate of 500,000 shares of Common Stock have been authorized and reserved for purchase pursuant to options granted to eligible employees. The offering periods shall be six month periods commencing on January 1 and July 1. The initial offering period shall end December 31, 1999, but may, at the discretion of the committee, be for a period of less than six months. Payroll deductions are made throughout the offering period for each participant.

FEDERAL TAX CONSEQUENCES

     The Employee Stock Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of sections 421 and 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Under these provisions, no income will be taxable to a participant until the shares of common stock purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of. Upon the sale of or other disposition of the shares, the participant will generally be subject to tax. The amount of tax will depend on how long the participant holds the common stock. If the participant sells or otherwise disposes of the shares more than two years from the from the first day of the offering period and more than one year from the date of the transfer of common stock to him, then he will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of BEFORE the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Employee Stock Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN. Approval of the Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote that are outstanding as of the Record Date and represented in person or by proxy at a meeting of shareholders at which a quorum is present. If not otherwise provided, proxies will be voted "FOR" the proposal to approve the Employee Stock Purchase Plan.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the company's principal independent public accountants for the 1998 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's officers, directors and persons who own more than 10% of a registered class of the company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the company with copies of all Section 16(a) reports they file.

     Based solely on a review of reports on those filings furnished to the company and written representations from reporting persons that no additional reports were required, the company believes that during the fiscal year ended December 31, 1998, all officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them.

                PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

     Any proposals of holders of common stock intended to be presented at the annual meeting of shareholders of the company to be held in 2000 must be received by the company at its principal executive offices, 5151 San Felipe, 22nd Floor, Houston, Texas 77056, no later than December 31, 1999 to be included in the proxy statement and form of proxy relating to that meeting.

     The cost of solicitation of proxies in the accompanying form will be paid by the company. In addition to solicitation by use of the mails, the directors, officers or employees of the company may solicit the return of proxies by telephone, telecopy or in person.

                        BINDVIEW DEVELOPMENT CORPORATION

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                               SECTION
                                                               -------
ARTICLE I -- PURPOSE, COMMITMENT AND INTENT
  Purpose...................................................      1.1
  Share Commitment..........................................      1.2
  Intent....................................................      1.3
  Shareholder Approval......................................      1.4
ARTICLE II -- DEFINITIONS
  Affiliate.................................................      2.1
  Beneficiary...............................................      2.2
  Board of Directors........................................      2.3
  Code......................................................      2.4
  Committee.................................................      2.5
  Company...................................................      2.6
  Compensation..............................................      2.7
  Employee..................................................      2.8
  Employer..................................................      2.9
  Exercise Date.............................................     2.10
  Fair Market Value or FMV..................................     2.11
  Grant Date................................................     2.12
  Offering Period...........................................     2.13
  Option....................................................     2.14
  Option Price..............................................     2.15
  Participant...............................................     2.16
  Plan......................................................     2.17
  Shares....................................................     2.18
  Stock.....................................................     2.19
ARTICLE III -- ELIGIBILITY
  General Requirements......................................      3.1
  Limitations Upon Participation............................      3.2
ARTICLE IV -- PARTICIPATION
  Grant of Option...........................................      4.1
  Payroll Deduction.........................................      4.2
  Payroll Deductions Continuing.............................      4.3
  Right to Stop Payroll Deductions..........................      4.4
  Accounting for Funds......................................      4.5
  Employer's Use of Funds...................................      4.6
ARTICLE V -- IN SERVICE WITHDRAWAL, TERMINATION OF
             EMPLOYMENT, RETIREMENT OR DEATH
  In Service Withdrawal.....................................      5.1
  Termination of Employment.................................      5.2
  Retirement for Age or Disability..........................      5.3
  Death.....................................................      5.4
ARTICLE VI -- EXERCISE OF OPTION
  Purchase of Stock.........................................      6.1
  Accounting for Stock......................................      6.2
  Issuance of Shares........................................      6.3
  Restriction on Shares.....................................      6.4
ARTICLE VII -- ADMINISTRATION
  Appointment, Term of Service & Removal....................      7.1
  Powers....................................................      7.2

                                                               SECTION
                                                               -------
  Quorum and Majority Action................................      7.3
  Standard of Judicial Review of Committee Actions..........      7.4
ARTICLE VIII -- ADOPTION OF PLAN BY OTHER EMPLOYER
  Adoption Procedure........................................      8.1
  No Joint Venture Implied..................................      8.2
ARTICLE IX -- TERMINATION AND AMENDMENT OF THE PLAN
  Termination...............................................      9.1
  Amendment.................................................      9.2
ARTICLE X -- MISCELLANEOUS
  Designation of Beneficiary................................     10.1
  Plan Not An Employment Contract...........................     10.2
  All Participants' Rights are Equal........................     10.3
  Options Granted Are Not Transferable......................     10.4
  Voting of Stock...........................................     10.5
  No Stockholder Rights.....................................     10.6
  Governmental Regulations..................................     10.7
  Notices...................................................     10.8
  Indemnification of Committee..............................     10.9
  Tax Withholding...........................................    10.10
  Gender and Number.........................................    10.11
  Severability..............................................    10.12
  Governing Law; Parties to Legal Actions...................    10.13

                                   ARTICLE I

                         PURPOSE, COMMITMENT AND INTENT

     1.1 PURPOSE. The purpose of this Plan is to provide Employees of the Company and its Affiliates which adopt the Plan with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company and the Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. Any Affiliate may adopt the Plan with the approval of the Committee by fulfilling the requirements of Section 8.1. This Plan is sponsored by the Company.

     1.2 SHARE COMMITMENT. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 500,000 shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are canceled, or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee. Adjustments must be confirmed in writing by the auditors of the Company to be fair and reasonable.

     1.3 INTENT. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

     1.4 SHAREHOLDER APPROVAL. To be effective, this Plan must be approved by the stockholders of each of the Employers within 12 months before or after the Plan is approved by the board of directors of each Employer. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "BENEFICIARY" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

     2.3  "BOARD OF DIRECTORS" means the board of directors of the Company.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "COMMITTEE" means the committee, appointed by the Board of Directors of the Company to administer the Plan, which shall be comprised solely of members of the Board of Directors who qualify as non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.

     2.6  "COMPANY" means BindView Development Corporation, a Texas corporation.

     2.7 "COMPENSATION" means the Employee's wages from the Company as defined in section 3401(a) of the Code for purposes of Federal income tax withholding at the source, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, income from the exercise of a nonqualified stock option, income resulting from a disqualifying disposition from an incentive stock option or from this Plan, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits; and modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k) of the Code.

     2.8 "EMPLOYEE" means any person who is a common law employee of the Company excluding only those whose customary employment with the Company is 20 hours or less per week.

     2.9 "EMPLOYER" means the Company and each Affiliate which has adopted the Plan as provided in Section 8.1 of the Plan.

     2.10 "EXERCISE DATE" means the last business day of the Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

     2.11 "FAIR MARKET VALUE" or "FMV" of the Stock as of any date means the average of the high and low sale prices of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

     2.12 "GRANT DATE" means the first business day of the Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

     2.13 "OFFERING PERIOD" means the six month periods commencing on July 1 and January 1 of each year. The initial offering period shall end December 31, 1999, but may, at the discretion of the Committee, be for a period of less than six months.

     2.14 "OPTION" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

     2.15 "OPTION PRICE" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Grant Date or (b) 85% of the FMV of a Share on the Exercise Date.

     2.16 "PARTICIPANT" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

     2.17 "PLAN" means the BindView Development Corporation 1999 Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

     2.18  "SHARES" means shares of Stock.

     2.19  "STOCK" means the Company's common stock, no par value.

                                  ARTICLE III

                                  ELIGIBILITY

     3.1 GENERAL REQUIREMENTS. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Grant Date, subject to the limitations imposed in Section 3.2.

     3.2 LIMITATIONS UPON PARTICIPATION. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

          (a) if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

          (b) which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

          (c) which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.

                                   ARTICLE IV

                                 PARTICIPATION

     4.1 GRANT AND EXERCISE OF OPTION. Effective as of the Grant Date the Committee shall grant an Option to each Participant that shall be exercisable only on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. Except as may be determined otherwise by the Committee and announced to Employees prior to an Offering Period, the number of Shares included in an Option deemed to have been granted to an Employee on the Grant Date shall be determined by dividing $12,500 (reduced proportionately for an Offering Period of less than six months) by the FMV of a Share of Stock on such date.

     4.2 PAYROLL DEDUCTION. In order for an Employee to become eligible to receive an Option granted for a given Offering Period, the Employee must complete a payroll deduction form and file it with the Company no earlier than 30 nor later than 15 days prior to the beginning of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his Compensation an amount no less than one percent, nor more than ten percent, of his Compensation (only in whole percentages) taken pro rata from the Compensation paid to him by the Company. Each payroll deduction shall begin on the first pay period ending after the beginning of an Offering Period and shall continue through the last pay period ending prior to the Exercise Date. No Participant shall be permitted to begin payroll deductions at any other time. A Participant may not make additional payments to his Plan account.

     4.3 PAYROLL DEDUCTIONS CONTINUING. A Participant's election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 30 nor later than 15 days prior to the commencement of the Offering Period for which it is to be effective.

     4.4 RIGHT TO STOP PAYROLL DEDUCTIONS. A Participant may discontinue payroll deductions and his participation in the Plan as provided in Section 5.1, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of his payroll deductions for that Offering Period.

     4.5 ACCOUNTING FOR FUNDS. As of each payroll deduction period the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

     4.6 EMPLOYER'S USE OF FUNDS. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purposes and the Employer shall not be obligated to segregate such payroll deductions.

                                   ARTICLE V

                             IN SERVICE WITHDRAWAL,
                           TERMINATION OF EMPLOYMENT,
                              RETIREMENT OR DEATH

     5.1 IN SERVICE WITHDRAWAL. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be determined by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee. All funds credited to the Participant's payroll deduction account shall be paid to him as soon as administratively feasible. The withdrawal election terminates the Participant's right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current Offering Period. Should the Participant wish to participate in any given future Offering Period, the Participant must file a new payroll deduction election within the time frame required for participation for that Offering Period.

     5.2 TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated for any reason other than retirement for age or disability prior to the Exercise Date, the Option granted to the Participant for that Option Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible.

     5.3 RETIREMENT FOR AGE OR DISABILITY. If a Participant retires for age or disability under the then established rules of the Company, his Exercise Date shall be the last day of the month prior to his retirement for age or disability. At that time his Option shall be exercised in accordance with the terms of the Plan. Then any funds remaining in his payroll deduction account shall be returned to him as soon as administratively feasible.

     5.4 DEATH. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible. If the Participant dies after the Exercise Date, but prior to the delivery of his certificate, the Stock shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock shall be held in the Participant's account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is delivered to the proper party together with a check in the amount of any remaining funds in the Participant's payroll deduction account.

                                   ARTICLE VI

                               EXERCISE OF OPTION

     6.1 PURCHASE OF STOCK. On the Exercise Date of each Offering Period each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for an Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on Exercise Date, all Options granted for the Offering Period to the extent not used shall terminate.

     6.2 ACCOUNTING FOR STOCK. After the Exercise Date of each Offering Period a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

     6.3 ISSUANCE OF SHARES. As soon as administratively feasible after the end of the Offering Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

     6.4 RESTRICTION ON SHARES. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant's account at the brokerage or other financial services firm designated by the Committee until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which such holding period has been satisfied, the Participant may direct that those Shares be moved to another account of Participant's choosing or request that a stock certificate be issued and delivered to him.

     Notwithstanding anything to the contrary contained in this Plan, a Participant shall not transfer or otherwise dispose of Stock in violation of the Company's Insider Trading Policy.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

     7.2 POWERS. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

          (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

          (b) to construe all provisions of the Plan;

          (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

          (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

          (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

          (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

          (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

     7.3 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

     7.4 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                  ARTICLE VIII

                      ADOPTION OF PLAN BY OTHER EMPLOYERS

     8.1 ADOPTION PROCEDURE. With the approval of the Committee, any Affiliate may adopt this Plan by:

          (a) a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

          (b) providing all information required by the Committee.

     8.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.

                                   ARTICLE IX

                     TERMINATION AND AMENDMENT OF THE PLAN

     9.1 TERMINATION. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

     9.2 AMENDMENT. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have stockholder approval as set forth in Section 1.4.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  DESIGNATION OF BENEFICIARY.

          (a) A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

          (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     10.2 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan is not a contract between the Company and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

     10.3 ALL PARTICIPANTS' RIGHTS ARE EQUAL. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(f) of the regulations promulgated under that section of the Code.

     10.4 OPTIONS GRANTED ARE NOT TRANSFERABLE. No Option granted a Participant under this Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the

Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

     10.5 VOTING OF STOCK. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant's instructions.

     10.6 NO STOCKHOLDER RIGHTS. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in this Plan.

     10.7 GOVERNMENTAL REGULATIONS. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

     10.8 NOTICES. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Company or its designated representative, as the case may be.

     10.9 INDEMNIFICATION OF COMMITTEE. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

     10.10 TAX WITHHOLDING. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

     10.11 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

     10.12 SEVERABILITY. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

     10.13 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.

                     BINDVIEW DEVELOPMENT CORPORATION LOGO

                        BINDVIEW DEVELOPMENT CORPORATION


                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  June 4, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of BindView Development Corporation ("BVEW") hereby appoints Eric J. Pulaski and Scott R. Plantowsky, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of BVEW to be held at 9:00 a.m. on June 4, 1999, at the Houston City Club located at One City Club Drive, Nine Greenway Plaza, Houston, Texas 77046, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

(1)      ELECTION OF DIRECTOR:

         FOR the nominee listed below                  [ ]

                  NOMINEE: Richard A. Hosley II

         WITHHOLD AUTHORITY                            [ ]
         to vote for election of director


(2)      APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN:

         FOR                                           [ ]

         AGAINST                                       [ ]

         WITHHOLD AUTHORITY to vote                    [ ]


(3) In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the director nominee named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors and FOR approval of the Employee Stock Purchase Plan.



                                       -----------------------------------------

                                       -----------------------------------------
                                       Signature of Shareholder(s)

                                       Please sign your name exactly as it
                                       appears hereon. Joint owners must each
                                       sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                       Date              , 1999.